UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 25, 2012

Date of report (Date of earliest event reported)

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA 94608

(Address of principal executive offices) (Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On May 1, 2012, Amyris, Inc. (the “Company”) announced the departures of certain members of its management team that were decided on April 25, 2012 as result of organizational restructuring. The Company generally expects these departures to be effective by May 2, 2012 (with formal employment separation dates to be determined) and to include the following executive officers named in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2012 (the “Proxy Statement”): Mario Portela, President of Global Operations (principal operating officer) and Tamara Tompkins, Executive Vice President, General Counsel and Corporate Secretary. In connection with their departures, these individuals may receive severance compensation consistent with the severance provisions of their offer letters or other employment terms, as described in the “Executive Compensation—Potential Severance Payments upon Termination and upon Termination Following a Change in Control” section of the Proxy Statement. The Company expects to identify successors for these roles in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 1, 2012	By:	/s/ Jeryl Hilleman
Jeryl Hilleman
Chief Financial Officer